Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ACV Auctions Inc. 2021 Equity Incentive Plan of our reports dated February 21, 2024, with respect to the consolidated financial statements of ACV Auctions Inc. and the effectiveness of internal control over financial reporting of ACV Auctions Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, NY

February 21, 2024